PETROQUEST ENERGY, INC.
LONG-TERM CASH INCENTIVE PLAN
1.Purpose; Eligibility.
1.1    General Purpose. The name of this plan is the PetroQuest Energy, Inc. Long-Term Cash Incentive Plan (this “Plan”). The purpose of this Plan is to enable PetroQuest Energy, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of Employees, Consultants and Outside Directors by: (a) encouraging the commitment of selected Employees, Consultants and Outside Directors, (b) motivating superior performance of Employees, Consultants and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing Employees, Consultants and Outside Directors with a program that links and aligns their personal interests to those of the Company’s stockholders, (d) attracting and retaining Employees, Consultants and Outside Directors by providing competitive incentive compensation opportunities, and (e) enabling Employees, Consultants and Outside Directors to share in the long-term growth and success of the Company.
1.2    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Outside Directors of the Company and/or its Affiliates.
1.3    Awards. Awards under the Plan will be Restricted Stock Units, Stock Appreciation Rights, Phantom Stock and Other Stock-Based Awards as described herein.
2.    Definitions.
2.1    “Affiliate” means any “Subsidiary” corporation of the Company, whether now or hereafter existing, as defined in Sections 424(e) and (f), respectively, of the Code or any other entity that is an affiliate of the Company within the meaning of Section 409A of the Code and applicable regulations thereunder including a limited liability corporation.
2.2    “Award” means a grant of an award under this Plan to a Participant including any Restricted Stock Award, Stock Appreciation Right, Phantom Stock or Other Stock-Based Award, each of which is paid solely in cash.
2.3    “Award Notice” means a writing, whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company), from the Company to Participant evidencing the terms and conditions of an individual Award. Each Award Notice shall be subject to the terms and conditions of this Plan.
2.4    “Board” means the Board of Directors of the Company.
2.5    “Cause” when used in connection with the termination of a Participant’s Employment, shall mean the termination of the Participant’s Employment by the Company or any Affiliate by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Participant of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company

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or any Affiliate, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 30 days after written notice of such failure is provided to Participant by the Board or CEO (or by another officer of the Company or an Affiliate who has been designated by the Board or CEO for such purpose); (v) the knowing engagement by the Participant in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect; or (vi) the knowing engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate.
2.6    “CEO” means the Chief Executive Officer of the Company.
2.7    “Change in Control” of the Company means the occurrence of any one or more of the following events:
(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company or any Subsidiary, (ii) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions (i) and (ii) of Section 2.6(c) below are satisfied;
(b)    Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)    Approval by the shareholders of the Company of a Merger, unless immediately following such Merger, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;
(d)    The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (i) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (ii) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company;
(e)    The adoption of any plan or proposal for the liquidation or dissolution of the Company; or
(f)    Any other event that a majority of the Board, in its sole discretion, determines to constitute a Change in Control hereunder.
Notwithstanding the occurrence of any of the foregoing events set out in this Section 2.6 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control; provided further, that, to the extent any Award is deferred compensation subject to Section 409A of the Code, and to the extent required by Code Section 409A, the definition of Change in Control will comply with the requirements for such an event in Section 409A of the Code and the Committee will not have any discretion prohibited by Section 409A of the Code.
2.8    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.
2.9    “Committee” means the compensation committee of the Board unless the Board administers the Plan or appoints another committee to administer the Plan and then the term Committee shall mean the Board or such other committee appointed by the Board.
2.10    “Common Stock” means the common stock, $0.01 par value per share, of the Company or any stock into which that common stock may be converted.
2.11    “Company” has the meaning set forth in Section 1.1.

2.12    “Consultant” means an independent agent, consultant, attorney, an individual who has agreed to become an Employee within the next six months, or any other individual who is not an Outside Director or Employee and who, in the opinion of the Committee, is in a position to contribute to the growth or financial success of the Company (or any Affiliate), (ii) is a natural person and (iii) provides bona fide services to the Company (or any Affiliate), which services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.13    “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the fair market value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
2.14    “Disability” means as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Participant that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan if any applicable to the Participant, as then effective; or in the event that the Participant is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination by such physician upon request.
2.15    “Effective Date” shall mean the date of Board’s adoption of this Plan.
2.16    “Employee” means any person including any Officer employed by the Company or an Affiliate and shall include officers within the meaning of Code Section 3401(c) of the Code.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18    “Exercise Date” shall have the meaning specified in Section 4.5.
2.19    “Fair Market Value” means, if the Company is a publicly held corporation, the fair market value of one share of Common Stock on the date in question as determined by (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the New York Stock Exchange or other principal securities exchange on which Shares are then listed or admitted to trading, (ii) if not listed, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau's “Pink Sheets” or the National Association of Securities Dealers' OTC Bulletin Board System, or (iii) any other method permitted by Code Section 409A as determined by the Committee in its discretion and consistently applied. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.
If the Company is not a publicly held corporation under Code Section 409A at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the Committee shall determine Fair Market Value in good faith and may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances. To the extent applicable, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith and consistent with Code Section 409A.
2.20    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
2.21    “Other Stock-Based Award” means an award granted to a Participant under Section 4.6 that is valued by reference to, or is otherwise based upon, Common Stock and payable in cash consideration.
2.22    “Outside Director” means a member of the Board who is not, at the time of grant of an Award, an employee within the meaning of 16b-3 under the Exchange Act.
2.23    “Participant” means an Employee, Consultant or Outside Director who has received an Award Notice from the Company granting an Award pursuant to this Plan.
2.24    “Phantom Stock” means a Phantom Stock Award granted under Section 4.6.
2.25    “Plan” has the meaning set forth in Section 1.1.
2.26    “Restricted Stock Unit” means a cash Award the unit value of which is determined with reference to the value of the Common Stock pursuant to the terms of Section 4.4.
2.27    “Retirement” means the voluntary retirement and termination of Employment from the Company or any Affiliate after the Employee attains the normal retirement age of 65 years, or such other age and years of service as may be designated by the Committee in the Award Notice.
2.28    “Share” shall mean a share of Common Stock.
2.29    “Stock Appreciation Right” or “SAR” shall mean an Award granted under Section 4.5.
2.30    “Vesting Date” shall have the meaning as provided in Section 4.3.
3.    Administration.
3.1    Administration by Board. This Plan shall be administered by the compensation committee of the Board unless and until the Board delegates administration to another committee or the Board administers the Plan as provided in Section 3.5. Notwithstanding the foregoing, the Board shall retain the right to grant Awards to Outside Directors and the rights of the Committee as described herein with respect to Awards to Outside Directors.
3.2    Powers of Committee. The Committee shall have the power and authority to select and grant to Participants Awards pursuant to the terms of this Plan.
3.3    Specific Powers. In particular, the Committee shall have the authority: (a) to construe, interpret and administer this Plan, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of this Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (d) to the extent permissible under applicable law, including the corporate law of the state in which the Company is incorporated, to delegate its authority to one or more Officers; (e) to determine when Awards are to be granted under this Plan and the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to prescribe the terms and conditions of each Award, including, provisions relating to the earning or vesting of an Award, and to specify the provisions of the Award Notice relating to such grant or sale; (i) to amend any outstanding Awards, including for the purpose of modifying the time or manner of earning an Award, or the term of any outstanding Award; (j) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (k) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (l) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.
3.4    Decisions Final. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on the Company, its Affiliates, the Participants, and any other person.
3.5    The Committee. The Committee shall have, in connection with the administration of this Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may at any time revest in the Board the administration of this Plan.
3.6    Indemnification. EACH PERSON WHO IS OR WAS A MEMBER OF THE COMMITTEE, OR OF THE BOARD, SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE

EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S CERTIFICATE OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.
4.    Awards.
4.1    Award Eligibility. The Committee will, in its sole discretion, designate which Employees, Consultants or Outside Directors will receive Awards. However, designation of a Participant eligible to receive an Award hereunder shall not in any manner entitle the Participant to receive any additional Awards hereunder.
4.2    Award Determination. At such times as it shall determine, the Committee may grant Awards to Participants as determined by the Committee and in accordance with the terms of this Plan. An Award Notice shall set forth a number of Restricted Stock Units, SARs or amount of any Other Stock-Based Award and all other terms and conditions of the Award as determined by the Committee in its sole discretion.
4.3    Earning of Awards and Vesting Date.
(a)    The Committee, in its sole discretion, shall specify in a Participant’s Award Notice the Vesting Date(s) and transfer restrictions based upon continuous employment or service with the Company or an Affiliate including, without limitation, any vesting due to a termination of the Participant on account of death, Disability, Retirement or termination by the Company without Cause or other termination of employment or service with the Company or its Affiliates. The Committee shall also specify at its discretion any other terms or conditions of an Award entirely, without limitation, including the requirements to earn an Award.
4.4    Restricted Stock Units.
(a)    Timing of Payment. Payment in respect of an Award will be made in cash, less applicable withholding amounts, within thirty (30) days following the Vesting Date.
(b)    Amount. The amount to be paid shall be specified by the Committee in the Participant’s Award Notice and the amount payable to a Participant in respect of an Award will be the number of Restricted Stock Units specified in the Award Notice that are vested multiplied by the Fair Market Value of a Share on the applicable Vesting Date.
4.5    Stock Appreciation Rights.
(g)    General Provisions. The terms and conditions of each SAR shall be evidenced by an Award Notice. The exercise price per Share as specified in the Award Notice shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant of the SAR (the “Exercise Price”).

(h)    Exercise. SARs shall be exercisable at such time and subject to such terms and conditions as the Committee shall specify in the Award Notice for the SAR grant and the date of exercise by the Participant or a permitted beneficiary shall be the “Exercise Date.”
(i)    Term. The term of an SAR during which it may be exercised shall be determined by the Committee; provided however that the maximum period during which a SAR may be exercisable shall not exceed ten (10) years subject to earlier expiration as provided in the Award Notice.
(j)    Settlement. Upon exercise of an SAR, the holder shall receive, for each Share specified in the SAR grant, an amount equal to the Spread. The Spread is an amount equal to the difference in the Exercise Price and the Fair Market Value of a Share on the Exercise Date. The Spread shall be payable in cash and shall be paid within 30 calendar days of the Exercise Date. The total amount payable with respect to Shares exercised by the Participant on an Exercise Date shall be determined by multiplying the number of Shares as to which the SAR is exercised by the Spread. Notwithstanding anything herein to the contrary a SAR and its Award Notice shall be administered to be exempt from the deferred compensation requirements of Code Section 409A to the extent it is intended to be exempt.
4.6    Other Stock-Based Awards.
(a)    Grant. Other Stock-Based Awards may be awarded by the Committee that are valued by reference to, or otherwise related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Other types of Stock-Based Awards may include, without limitation, performance units based upon criteria established by the Committee, Phantom Stock, restricted units paid as a cash amount equal to the difference between the Fair Market Value of a Share on the Date of Grant and the Fair Market Value of a Share on the Vesting Date multiplied by the number of restricted units vested on such date as specified in the Award Notice or other Awards based upon achievement of performance goals related to the Common Stock as specified by the Committee.
(b)    Other Stock-Based Award Terms.
(i)    The terms and conditions of each grant of an Other Stock-Based Award shall be evidenced by an Award Notice.
(ii)    In its discretion, the Committee may specify such criteria, periods or goals for vesting in Other Stock-Based Awards and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the Committee.
(iii)    Other Stock-Based Awards will be paid in cash, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Notice.

4.7    Dividends. The Participant of an Award may be entitled to receive, currently or on a deferred basis cash equal to dividend equivalents with respect to the number of Shares covered by the Award, only if so determined by the Committee and set forth in the Award Notice.
5.    Adjustments Upon Changes in Stock.
5.1    Changes in Law or Circumstances. In the event of any change in applicable law or any change in circumstances which results in or would result in any dilution of the rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to the number of Shares subject to Awards, the exercise price or other price per Share for outstanding Awards. Any adjustment under this paragraph of an outstanding SAR shall be made only to the extent not constituting a “modification,” if applicable, within the meaning of Section 424(h)(3) of the Code or with respect to any Award to the extent it does not result in deferred compensation under Code Section 409A unless otherwise agreed to by the Participant in writing. The Company shall give notice to each applicable Participant of such adjustment which shall be effective and binding.
5.2    Exercise of Corporate Powers. The existence of the Plan or outstanding Awards hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
5.3    Recapitalization of the Company. If while there are Awards outstanding, the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares relating to Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the exercise or Fair Market Value of the Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the exercise price or Fair Market Value of the Awards awarded shall be proportionately increased. The Committee shall take the foregoing and such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Award to the Participant shall not be adversely affected by a corporate event described in this subsection (c). Notwithstanding the foregoing adjustments pursuant to this paragraph shall be made only if permitted and in accordance with Code Sections 424 and 409A to the extent applicable to an Award unless otherwise consented to in writing by the Participant.

5.4    Issue of Common Stock by the Company. Except as expressly provided in this Section 5 and subject to Section 6 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or exercise price or Fair Market Value of, any Awards then outstanding under previously granted Awards.
5.5    Assumption of Awards by a Successor. Subject to the accelerated vesting and other provisions of Section 6 that apply in the event of a Change in Control, the Committee, in its discretion, shall have the right and power to:
(c)    cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Participant an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Change in Control over (B) the exercise price of such Award, if any; or
(d)    provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of Shares or amount of property (including cash) subject to the Award; or
(e)    provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.
The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this subsection 5.5.
6.    Effect of Change in Control
6.1    Effect on Awards. Unless the Committee specifies otherwise in the Award Notice for a specific Award, in the event of a Change in Control and the Participant’s termination of employment by or services with the Company or its successor without Cause occurs within two (2) years after a Change in Control, subject to the terms of the applicable Award Notice (i) all unvested Awards will be 100% vested so long as the Participant is continuously employed by or provides services to the Company or an Affiliate from the Date of Grant through the date of such termination of employment or services and (ii) the Company shall pay to the applicable Participant an amount, if any, in respect of such Award within thirty (30) days following the date of the Participant’s termination of employment or services.
7.    Amendment of the Plan and Awards.
7.1    Amendment/Suspension of Plan. The Committee at any time, and from time to time,

may amend, suspend or terminate this Plan.
7.2    No Impairment of Rights. Subject to Section 5 rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
7.3    Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, subject to Sections 5 and 8.11 that the Committee may not adopt any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.
8.    General Provisions.
8.1    Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to such Award.
8.2    No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award Notice granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee or service of a Participant with or without notice and with or without Cause.
8.3    Transfer, Approved Leave of Absence. For purposes of this Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
8.4    Tax Withholding Obligations. The Company shall have the right to withhold from any payment due hereunder an amount equal to at least the minimum required withholding obligation (or greater amount if permitted by the Company) in respect of any federal, state or local tax.
8.5    Incapacity of Participant. If any person holding an Award or otherwise entitled to receive a payment under this Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for a payment hereunder, then payment will be made to a duly appointed guardian or other legal representative of such person.
8.6    Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to an Award by electronic means. To participate in the Plan, a Participant consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

8.7    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. This Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in this Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.
8.8    Other Provisions. The Award Notices authorized under this Plan may contain such other provisions, not inconsistent with this Plan, as the Committee may deem advisable.
8.9    Effective Date of Plan. This Plan shall become effective as of the Effective Date.
8.10    Choice of Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.
8.11    Code Section 409A. To the extent that any Award is deferred compensation subject to Code Section 409A, as determined by the Committee, the Award Notice shall comply with the requirements of Code Section 409A in a manner as determined by the Committee in its sole discretion including, without limitation, using applicable definitions from Code Section 409A, such as a more restrictive definition of Change in Control to comply with Code Section 409A to the extent that it is more restrictive than as defined in the Plan, using the more restrictive definition of Disability as provided in Code Section 409A and specifying a time and form of payment schedule. Furthermore, to the extent that this Award is subject to Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in this Plan to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute under Section 5.5 or determine an event is or is not a Change in Control. In addition, if this Award is subject to Code Section 409A, the Committee may interpret or amend this Award to comply with Code Section 409A without the Participant’s consent even if such amendment would have an adverse effect on this Award. In addition if any Award constitutes deferred compensation under Section 409A of the Code, then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A:
(a)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable regulations or other applicable guidance issued by the Internal Revenue Service;
(b)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A (a)(4) of the Code; and
(c)    In the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing and to the extent required by Code Section 409A with respect to an Award, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee.
If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it deems necessary to comply with Section 409A, including, without limitation, limiting any discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award. Notwithstanding the foregoing, none of the Company, any Affiliate or any officer, director, employee, shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Participant with respect to an Award under this Plan and the administration of the Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A.
8.12    Funding and Liability of Company. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets. In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Award. The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, or Award. Any liability or obligation of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by this Plan and any Award Notice, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.
8.13    No Guarantee of Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
8.14    Designation of Beneficiary by Participant. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
8.15    Requirements of Law. The granting of Awards and the cash payment under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Committee may in its discretion refuse to pay consideration under an Award if it determines that the such payment might violate applicable laws including, but not limited to, compliance with black out periods required pursuant to applicable law or Company policies.
8.16    Successors to Company. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
8.17    Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.
8.18    Gender, Tense and Headings. Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Plan.
8.19    Non-Transferable. Awards are personal to Participant and may not be transferred except in the case of death of the Participant in accordance with Section 8.14 hereof.
IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer effective as provided herein.
PETROQUEST ENERGY, INC.

/s/Charles T. Goodson
Printed Name:    Charles T. Goodson
Title:Chairman, Chief Executive Officer & President